Exhibit 4.1

EXECUTION VERSION

PERMITTED SECURED REFINANCING AGREEMENT

This PERMITTED SECURED REFINANCING AGREEMENT (this “Agreement”), dated as of February 23, 2011, is entered into among REGAL CINEMAS CORPORATION, a Delaware corporation (the “Borrower”), the GUARANTORS (as defined in the Credit Agreement referred to below), REGAL ENTERTAINMENT HOLDINGS, INC., a Delaware corporation (“Holdings”), REGAL ENTERTAINMENT GROUP, a Delaware corporation (“Parent”), the LENDERS party hereto, and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Administrative Agent and the Lenders from time to time party thereto entered into that certain Sixth Amended and Restated Credit Agreement, dated as of May 19, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower, the Guarantors and Grantors party thereto and the Administrative Agent entered into that certain Second Amended and Restated Guaranty and Collateral Agreement, dated as of May 19, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty and Collateral Agreement”);

WHEREAS, the Borrower will consummate a Permitted Secured Refinancing of the Term Loans outstanding under the Credit Agreement in the amount of $1,006,000,000, and in accordance therewith the Lenders party hereto as Lenders will advance Term Loans in an aggregate principal amount of $1,006,000,000, the proceeds of which will be used, together with other amounts provided by the Borrower, to repay all of the outstanding principal and accrued and unpaid interest on all of the Term Loans under the Credit Agreement in effect immediately prior to the making of Term Loans pursuant to the Permitted Secured Refinancing contemplated hereby (such existing Term Loans, the “Existing Term Loans”; and such repayment, the “Refinancing”);

WHEREAS, concurrently with the Refinancing, Parent, Holdings, the Borrower, the Guarantors, the Lenders party hereto and the Administrative Agent will make certain amendments to the Credit Agreement and the Guaranty and Collateral Agreement as provided herein;

NOW, THEREFORE, in consideration of the covenants made hereunder, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                                Definitions.  Except as expressly provided herein, capitalized terms used in this Agreement but not defined in this Agreement shall have the meanings set forth for such terms in the Credit Agreement.

SECTION 2.                                Permitted Secured Refinancing.

(a)                                  After giving effect to the Refinancing, pursuant to which the Term Loans shall be refinanced with loans made under Section 6.2(j) of the Credit Agreement (the “Refinancing Term Loans”), the Lenders providing such Refinancing Term Loans shall be the only Lenders under the Credit Agreement holding Term Loan Exposure.

(b)                                 The Lenders listed on Schedule I shall advance an aggregate amount of $1,006,000,000 as Refinancing Term Loans pursuant to the terms and conditions hereof, in the amounts, (with respect to each Lender listed on Schedule I hereto) set forth opposite its name on Schedule I hereto.

(c)                                  The terms of the Refinancing Term Loans shall be as set forth for Term Loans in the Credit Agreement, as amended by this Agreement.

SECTION 3.                                Joinder to Credit Agreement. Each Lender listed on Schedule I acknowledges and agrees that, upon the effectiveness of this Agreement, it shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof; and shall perform all the obligations of and shall have all rights of a Lender thereunder.

SECTION 4.                           Amendments to Credit Agreement.

(a)                                  Amendments to Section 1.1: Definitions.  Section 1.1 of the Credit Agreement is hereby amended in the following respects:

(i)                                     Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions therein in the appropriate alphabetical order:

“First Amendment” means that certain Permitted Secured Refinancing Agreement, dated as of February 23, 2011, by and among Parent, Holdings, the Borrower, the Guarantors, the Lenders party thereto  and the Administrative Agent.

“First Amendment Effective Date” means February 23, 2011.

“Repricing Transaction” means (i) the prepayment or refinancing of all or a portion of the Term Loans with the incurrence by Parent, Borrower or any of their respective Subsidiaries of any long-term bank debt financing incurred for the primary purpose of repaying, refinancing, substituting or replacing the Term Loans and having an effective interest cost or weighted average yield (as reasonably determined by the Administrative Agent consistent with generally accepted financial practice and, in any event, excluding any arrangement or commitment fees in connection therewith) that is less than the interest rate for or weighted average yield (as reasonably determined by the Administrative Agent on the same basis) of the Term Loans, or (ii) any amendment to this Agreement or any other Loan Document relating to the interest rate for, or weighted average yield of, the Term Loans which has the effect of lowering the interest cost or weighted average yield (as reasonably determined by the Administrative Agent consistent with generally accepted financial practice and, in any event, excluding any arrangement or commitment fees in connection therewith) of the Term Loans from that in effect on the First Amendment Effective Date; at the request of the Borrower, the Administrative Agent shall provide to the Borrower such determinations.

(ii)                                  The definition of “Applicable Margin” is hereby amended by deleting such definition in its entirety and replacing it with the following:

““Applicable Margin” means (i) with respect to Term Loans (other than New Term Loans) a percentage, per annum, determined by reference to the Consolidated Leverage Ratio (calculated on a pro forma basis to give effect to all New Term Loans drawn since the most recent calculation of the Consolidated Leverage Ratio, any repayments of Indebtedness made with such New Term Loans and any use of the proceeds of such New Term Loans for Permitted Acquisitions) in effect from time to time as set forth below, (ii) with respect to Revolving Loans, a percentage, per annum, determined by reference to the Consolidated Leverage Ratio (calculated on a pro forma basis to give effect to all New Term Loans drawn since the most recent calculation of the Consolidated Leverage Ratio, any repayments of Indebtedness made with such New Term Loans and any use of the proceeds of such New Term Loans for Permitted Acquisitions) in effect from time to time as set forth below and (iii) with respect to Loans that are New Term Loans, the Applicable Margin shall be as provided for in the Joinder Agreement relating to the New Term Loan Commitment in respect of such New Term Loan.

Consolidated Leverage Ratio	Applicable Margin for Eurodollar Rate Revolving Loans	Applicable Margin for ABR Rate Revolving Loans	Applicable Margin for Eurodollar Rate Term Loans	Applicable Margin for ABR Rate Term Loans
> 3.00:1.00	3.75%	2.75%	3.25%	2.25%
< 3.00:1.00	3.50%	2.50%	3.00%	2.00%

No change in the Applicable Margin shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate calculating the Consolidated Leverage Ratio; provided that notwithstanding the foregoing, a change in the Applicable Margin as a result of a change to the Consolidated Leverage Ratio resulting from the pro forma effect of a drawing of New Term Loans as provided above shall be given effect one Business Day following any such drawing of New Term Loans.  At any time Borrower has not submitted to Administrative Agent the applicable information as and when required, the Applicable Margin shall be determined as if the Consolidated Leverage Ratio were in excess of 3.00:1.00.  Promptly after receipt of the applicable information under Section 5.2(b), Administrative Agent shall give each Lender notice of the Applicable Margin in effect from such date.  As of the First Amendment Effective Date, the Applicable Margin shall be based on a Consolidated Leverage Ratio in excess of 3.00:1.00.”

(iii)                               The definition of “Existing Title Policy” is hereby amended by deleting such definition in its entirety and replacing it with the following:

““Existing Title Policy” means each of the mortgagee’s title insurance policies that were issued pursuant to the terms of the Original Credit Agreement, the Restated Credit Agreement, the Second Restated Credit Agreement, the Third Restated Credit Agreement, the Fourth Restated Credit Agreement, the Fifth Restated Credit Agreement or the Credit Agreement.”

(iv)                              The definition of “Term Loan” is hereby amended by deleting such definition in its entirety and replacing it with the following:

““Term Loan” means a loan made by a Lender to Borrower pursuant to Section 2.1, the Existing Term Loans and any loans constituting a Permitted Secured Refinancing of Term Loans.  The aggregate outstanding principal amount of the Term Loans on the Closing Date is $1,250,000,000. The aggregate outstanding principal amount of the Term Loans on the First Amendment Effective Date is $1,006,000,000.”

(v)                                 The definition of “Term Loan Maturity Date” is hereby amended by deleting such definition in its entirety and replacing it with the following:

““Term Loan Maturity Date” means the earlier of (i) August 23, 2017, and (ii) the date on which all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.”

(b)                                 Amendments to Section 2: Loans and Letters of Credit.

(i)                                     Section 2.1(b) of the Credit Agreement is hereby amended by inserting the following at the end of such Section:

(ii)                                  The Interest Period on each Term Loan made under Section 6.2(j) on the First Amendment Effective Date (a “Refinancing Eurodollar Rate Loan”) shall continue from the commencement date of the Interest Period applicable to Term Loans under this Agreement immediately prior to the First Amendment Effective Date to the day such Interest Period was scheduled to expire immediately prior to giving effect to the First Amendment.  Interest payable pursuant to Section 2.7(a) on Refinancing Eurodollar Rate Loans that are continued as Eurodollar Rate Loans shall, solely until the expiration of the Interest Period applicable thereto which commenced prior to the First Amendment Effective Date, be computed with reference to the same Adjusted Eurodollar Rate used to compute the interest payable on Term Loans as in effect under this Agreement immediately prior to the effectiveness of the First Amendment.

(ii)                                  Section 2.11 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 2.11                      Scheduled Payments.  The principal amounts of the Term Loans of each Lender (other than New Term Loans, for which scheduled payments shall be made as provided for in the Joinder Agreement relating to such New Term Loan) shall be repaid in consecutive quarterly installments (each, an “Installment”) in an amount equal to such Lender’s Pro Rata Share (determined with respect to Term Loans other than New Term Loans) of the aggregate amounts set forth below on the last Business Day of each calendar quarter (each, an “Installment Date”), commencing March 31, 2011:

Installment Date	Installment
March 31, 2011	$2,515,000.00
June 30, 2011	$2,515,000.00
September 30, 2011	$2,515,000.00
December 31, 2011	$2,515,000.00
March 31, 2012	$2,515,000.00
June 30, 2012	$2,515,000.00
September 30, 2012	$2,515,000.00
December 31, 2012	$2,515,000.00
March 31, 2013	$2,515,000.00
June 30, 2013	$2,515,000.00
September 30, 2013	$2,515,000.00
December 31, 2013	$2,515,000.00
March 31, 2014	$2,515,000.00
June 30, 2014	$2,515,000.00

Installment Date	Installment
September 30, 2014	$2,515,000.00
December 31, 2014	$2,515,000.00
March 31, 2015	$2,515,000.00
June 30, 2015	$2,515,000.00
September 30, 2015	$2,515,000.00
December 31, 2015	$2,515,000.00
March 31, 2016	$2,515,000.00
June 30, 2016	$2,515,000.00
September 30, 2016	$2,515,000.00
December 31, 2016	$2,515,000.00
March 31, 2017	$2,515,000.00
June 30, 2017	$2,515,000.00
Term Loan Maturity Date	$940,610,000.00

Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans, as the case may be, in accordance with Sections 2.12, 2.13 and 2.14, as applicable; and (y) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Term Loan Maturity Date.”

(iii)                               Section 2 of the Credit Agreement is hereby amended by inserting the following at the end of such Section:

“2.21                  Repricing Protection.                          In the event that, after the First Amendment Effective Date, but on or prior to the first anniversary thereof, any Repricing Transaction occurs, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders holding Term Loans, (A) in the case of a prepayment or refinancing constituting a Repricing Transaction a premium of 1.0% of the aggregate amount of the Term Loans being prepaid and (B) in the case of an amendment constituting a Repricing Transaction, a payment equal to 1.0% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment. As a condition to effectiveness of any required assignment by any Nonconsenting Lender of its Term Loans pursuant to Section 2.20 in respect of any amendment, amendment and restatement or modification to this Agreement effective prior to the first anniversary of the First Amendment Effective Date that has the effect of reducing the Applicable Margin for any Term Loans from the Applicable Margin in effect on the First Amendment Effective Date, the Borrower shall pay to such Nonconsenting Lender its ratable portion of such payment referred to in clause (B) above. For purposes of clarity, the Borrower shall have no obligation to make any such payment referred to in clause (B) above to any Replacement Lender that is assigned such Nonconsenting Lender’s Term Loans pursuant to Section 2.20.”

(c)                                  Amendment to Section 6.8: Investments.  Immediately following the effectiveness of the Refinancing, Section 6.8 of the Credit Agreement is hereby amended in the following respects:

(i)                                     Section 6.8 of the Credit Agreement is hereby amended by inserting the following at the end of such Section:

“Notwithstanding anything to the contrary contained herein, Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly purchase, own or carry Margin Stock; provided that,  (i) Borrower and its Restricted Subsidiaries may carry or own Margin Stock carried or owned by the Borrower and its Restricted Subsidiaries as of the First Amendment Effective Date and (ii) Borrower and its Restricted Subsidiaries may acquire additional Margin Stock so long as the consideration paid therefor does not exceed $50,000,000.00 in the aggregate.”

SECTION 5.                           Amendments to Guaranty and Collateral Agreement.

(a)                                  Amendment to Section 3.2: Certain Limited Exclusions.  Immediately following the effectiveness of the Refinancing, Section 3.2 of the Guaranty and Collateral Agreement is hereby amended by (i) deleting the word “or” at the end of clause (d) thereof , (ii) inserting the following in replacement therefor: “;” and (iii) inserting the following at the end of clause (d) thereof: “or (e) any Margin Stock.”

SECTION 6.                           Conditions to Effectiveness of this Agreement.  This Agreement, and, for the avoidance of doubt, the Refinancing contemplated hereunder, shall become effective when all the conditions set forth in this Section 3 shall have been satisfied (provided that such conditions are satisfied no later than February 23, 2011) (the date such conditions are satisfied being the “Agreement Effective Date”).

(a)                                  Execution of Counterparts. The Administrative Agent shall have executed the Agreement, in its capacity as Administrative Agent, and shall have received (i) counterparts of this Agreement executed by Parent, Holdings, the Borrower and each Guarantor and (ii) counterparts of this Agreement executed by each Lender party hereto.

(b)                                 Satisfaction of Credit Suisse.  Credit Suisse shall be satisfied that after giving effect to the Refinancing Term Loans, repayment of all Existing Term Loans and payment of all accrued and unpaid interest on the Existing Term Loans, the principal amount of Term Loans outstanding under the Credit Agreement shall not exceed $1,006,000,000.

(c)                                  Organizational Documents; Incumbency.  Administrative Agent shall have received (i) a copy of each Organizational Document of Borrower, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, dated the Agreement Effective Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of Borrower executing this Agreement and the other Loan Documents executed as of the Agreement Effective Date to which it is a party; (iii) resolutions of the board of directors or similar governing body of Borrower approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents executed as of the Agreement Effective Date to which it is a party or by which it or its assets may be bound as of the Agreement Effective Date, certified as of the Agreement Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) such good standing certificates as Administrative Agent may request from the applicable Governmental Authority of Borrower’s jurisdiction of incorporation, dated a recent date prior to the Agreement Effective Date; and (v) such other documents as Administrative Agent may reasonably request.

(d)                                 Fees.  The Lenders and the Administrative Agent (and their respective Affiliates) shall have received all fees required to be paid to the Administrative Agent or its affiliates, and all expenses (including the reasonable fees and expenses of legal counsel) for which invoices have been presented, on or before the Agreement Effective Date.

(e)                                  Opinions of Counsel to Loan Parties, Parent and Holdings.  Administrative Agent and Lenders shall have received an originally executed copy of the written opinion of Hogan Lovells US LLP, counsel for the Loan Parties as to such matters as Administrative Agent may reasonably request, dated as of the Agreement Effective Date and in form and substance reasonably satisfactory to Administrative Agent.

(f)                                    Mortgage Amendments and Related Documentation.  Administrative Agent shall have received flood hazard certificates with respect to each owned Mortgaged Property and, if such Mortgaged Property is a Flood Hazard Property, evidence of flood insurance with respect to each such Mortgaged Property that is located in a community that participates in the National Flood Insurance Program, in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Administrative Agent.

(g)                                 Agreement Effective Date Certificate.  Borrower shall have delivered to Administrative Agent an originally executed Agreement Effective Date Certificate, substantially in the form attached hereto as Exhibit B, together with all attachments thereto.

(h)                                 Agreement Effective Date Representations and Warranties.

a.               As of the Agreement Effective Date, the representations and warranties contained herein, in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Agreement Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

b.              As of the Agreement Effective Date, no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by this Agreement on the Agreement Effective Date that would constitute an Event of Default or a Default (each as defined in the Credit Agreement).

SECTION 7.                           Representations and Warranties.  Parent, Holdings, the Borrower and each other Loan Party represents and warrants as follows:

(a)                                  Power; Authorization; Enforceable Obligations. Parent, Holdings, the Borrower and each other Loan Party has the requisite power and authority, and the legal right, to enter into this Agreement.  Parent, Holdings, the Borrower and each other Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement.  This Agreement constitutes a legal, valid and binding obligation of Parent, Holdings, the Borrower and each other Loan Party signatory hereto and thereto, enforceable against Parent, Holdings, the Borrower and each other Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).  The Credit Agreement, as amended by this Agreement, and each other Loan Document constitutes a legal, valid and binding obligation of Parent, Holdings, the Borrower and each other Loan Party, in each case, to the extent party to such Loan Document, enforceable against the Parent, Holdings, the Borrower and each other Loan Party in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)                                 No Legal Bar. The execution, delivery and performance of this Agreement will not violate any Requirement of Law or any material Contractual Obligation of Parent, Holdings, the Borrower and each other Loan Party, nor result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Loan Documents).

(c)                                  Accuracy of Representations and Warranties. The representations and warranties of each Parent, Holdings, the Borrower and each other Loan Party set forth in the Loan Documents (including, for avoidance of doubt, in the Credit Agreement) are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

(d)                                 No Default or Event of Default. As of the date hereof, after giving effect to this Agreement, no event has occurred and is continuing that would constitute an Event of Default or a Default.

SECTION 8.                           Post Closing Obligations.  On or prior to 60 days following the Agreement Effective Date, or such longer period as may be agreed by Administrative Agent in its sole and absolute discretion, Administrative Agent shall have received the following:

(a)                                  a duly executed and acknowledged amendment to each Existing Mortgage substantially in the form attached hereto as Exhibit A; and

(b)                                 ALTA 11 mortgage modification endorsements with respect to each owned Mortgaged Property in each jurisdiction where such endorsement is commercially available or, to the extent not commercially available, other title endorsements reasonably specified by Administrative Agent for each such Mortgaged Property (to the extent commercially available at a cost reasonably determined by the Administrative Agent not to be in excess of the value of such endorsement) confirming that the Existing Title Policies covering such properties will not be impaired or affected in any adverse respect by the transactions contemplated by this Agreement.

SECTION 9.                           Validity of Obligations and Liens.

(a)                                  Validity of Obligations.  Parent, Holdings, the Borrower and each other Loan Party acknowledges and agrees that, both before and after giving effect to this Agreement, the Borrower and each other Loan Party (and, (i) as provided in the Guaranty and Pledge Agreement, Holdings and (ii) as provided in the Parent Guaranty, Parent) is, jointly and severally, indebted to the Lenders and the other Secured Parties for the Obligations, without defense, counterclaim or offset of any kind and Parent, Holdings, the Borrower and each other Loan Party hereby ratifies and reaffirms the validity, enforceability and binding nature of such Obligations.

(b)                                 Validity of Guarantees.  Parent, Holdings and each Guarantor hereby (i) acknowledges and agrees to the terms of this Agreement and (ii) confirms and agrees that, its guarantee under the Guaranty and Collateral Agreement (or (i) in the case of Holdings, under the Guaranty and Pledge Agreement or (ii) in the case of Parent, under the Parent Guaranty) is, and shall continue to be, in full force and effect, and shall apply to all Obligations and such guarantee is hereby ratified and confirmed in all respects.

(c)                                  Validity of Liens and Credit Documents.  Holdings, the Borrower and each other Loan Party hereby ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted to the Administrative Agent for the benefit of the Secured Parties to secure any of the Obligations by Holdings, the Borrower or any other Loan Party pursuant to the Loan Documents to which any of Holdings, the Borrower or any other Loan Party is a party and hereby confirms and agrees that notwithstanding the effectiveness of this Agreement, and except as expressly amended by this Agreement, each such Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Agreement, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” (and each reference in the Credit Agreement to this “Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Credit Agreement as amended by this Agreement.

SECTION 10.                     Lender Consent and Authorization to Amend Other Loan Documents.  Each of the Lenders hereby consents to, and authorizes Parent, Holdings, the Borrower, each other Loan Party and the Administrative Agent to enter into such amendments, restatements, amendment and restatements, supplements and modifications to the Notes, the Guaranty and Collateral Agreement, the Guaranty and Pledge Agreement, the Parent Guaranty, the Intellectual Property Security Agreement, the Control Agreements and the other Security Documents and Loan Documents as the Administrative Agent deems reasonably necessary or desirable in connection with this Agreement.

SECTION 11.                     Governing Law.  This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

SECTION 12.                     Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by telecopier or electronic image scan transmission (e.g., PDF via electronic mail) shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 13.                     Execution of Agreement.  This Agreement shall be executed by Parent, Holdings, the Borrower, each Guarantor under the Credit Agreement, the Administrative Agent, in its capacity as Administrative Agent under the Credit Agreement and the Lenders party hereto.  Execution of the Agreement by any Person constitutes the agreement of such Person to the terms of (and results in such Person being bound by) the Agreement.

SECTION 14.  Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 15.  Integration.  This Agreement, the Credit Agreement, the other Loan Documents and any separate letter agreements among the Borrower and the Administrative Agent or its affiliates or any other agent party to the Credit Agreement relating to this Agreement or with respect to fees payable to the Administrative Agent (or its affiliates) or such other agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 16.  No Discharge.  This Agreement shall not discharge or release the priority of any Loan Document or any other security therefor.  Nothing herein contained shall be construed as a substitution or novation of the instruments, documents and agreements securing the Obligations, which shall remain in full force and effect.  Nothing in this Agreement shall be construed as a release or other discharge of Parent, Holdings, the Borrower or any other Loan Party from any of its obligations and liabilities under the Credit Agreement or the other Loan Documents (other than the Existing Term Loans after giving effect to the Refinancing contemplated hereby), all of which are continued on the terms set forth in the Credit Agreement.

SECTION 17.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF

OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 18.                          Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 19.                          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parent, Holdings, the Borrower and each other Loan Party party hereto and their respective successors and assigns, and upon the Administrative Agent and the Lenders and each of their respective successors and assigns.  Neither the Parent’s, Holdings’, the Borrower’s nor any other Loan Parties’ rights and obligations hereunder and any interest therein may be assigned or delegated by Parent, Holdings, the Borrower or any other Loan Party without the prior written consent of all Lenders.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PARENT:

REGAL ENTERTAINMENT GROUP

By:	/s/ David H. Ownby
Name: David H. Ownby
Title: Chief Financial Officer

HOLDINGS:

REGAL ENTERTAINMENT HOLDINGS, INC.

By:	/s/ David H. Ownby
Name: David H. Ownby
Title: Chief Financial Officer

BORROWER:

REGAL CINEMAS CORPORATION

By:	/s/ David H. Ownby
Name: David H. Ownby
Title: Chief Financial Officer

[Regal Cinemas Corporation — Permitted Secured Refinancing Agreement]

GUARANTORS:

A 3 THEATRES OF TEXAS, INC.
A 3 THEATRES OF SAN ANTONIO, LTD.,
by: A3 THEATRES OF TEXAS, INC., ITS GENERAL PARTNER
CONSOLIDATED THEATRES MANAGEMENT, L.L.C.
EASTGATE THEATRE, INC.
EDWARDS THEATRES, INC.
FREDERICK PLAZA CINEMA, INC.
HOYTS CINEMAS CORPORATION
INTERSTATE THEATRES CORPORATION
R.C. COBB II, LLC
R.C. COBB, INC.
RCI/FSSC, LLC
RCI/RMS, LLC
REGAL CINEMAS HOLDINGS, INC.
REGAL CINEMAS II, LLC
REGAL CINEMEDIA CORPORATION,
REGAL GALLERY PLACE, LLC
REGAL INVESTMENT COMPANY
RICHMOND I CINEMA, L.L.C.
UA SWANSEA, LLC
UNITED ARTISTS PROPERTIES I CORP.
UNITED ARTISTS REALTY COMPANY
UNITED ARTISTS THEATRE COMPANY

By:	/s/ David H. Ownby
Name: David H. Ownby
Title: Vice President

REGAL CINEMAS, INC.

By:	/s/ David H. Ownby
Name: David H. Ownby
Title: Chief Financial Officer

[Regal Cinemas Corporation — Permitted Secured Refinancing Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Administrative Agent, and as a Lender

By:	/s/ Christopher Ree Day
	Name:	Christopher Ree Day
	Title:	Vice President

By:	/s/ Kevin Buddhdew
	Name:	Kevin Buddhdew
	Title:	Associate

[Regal Cinemas Corporation — Permitted Secured Refinancing Agreement]

SCHEDULE I

REFINANCING TERM LOANS

ON THE FIRST AMENDMENT EFFECTIVE DATE

LENDER	TERM LOAN AMOUNT ($)	TERM LOAN PERCENTAGE (%)
Credit Suisse AG, Cayman Islands Branch	$1,006,000,000	100%

EXHIBIT A

FORM OF

AMENDMENT TO EXISTING MORTGAGE

Amendment to Deed of Trust,

Assignment of Leases and Rents, Security Agreement and Fixture Filing

[                                                                      ]

as Grantor

in favor of

[                                                                      ]

as trustee

for the benefit of

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

as Administrative Agent

as Beneficiary

Dated as of                          , 2011

Property Address:

[                                    ]

RECORD AND RETURN TO:

CHRISTINA SCHMIDT

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, CA  90071

THIS Amendment to Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, (this “Amendment”) is executed as of                                  , 2011 by [                                                                      ] (“Grantor”) whose address is 7132 Mike Campbell Dr., Knoxville, TN  37198, to [                                                                      ] (“Trustee”), whose address is[                                                                      ], for the benefit of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse First Boston), as Administrative Agent (“Beneficiary”) for the Lenders under the Credit Agreement more fully described and defined below, whose address is 11 Madison Avenue, New York, NY  10010-3629.

RECITALS

WHEREAS, that certain Credit Agreement dated as of January 29, 2002 was entered into by and among Regal Cinemas Corporation and Regal Cinemas, Inc., as borrower, the Several Lenders from time to time party thereto; Lehman Brothers, Inc. as sole advisor, sole lead arranger and sole book manager; Lehman Commercial Paper Inc., as administrative agent (“Assignor”), and the other Agents referred to therein (the “Original Credit Agreement”);

WHEREAS, that certain Guarantee and Collateral Agreement dated as of January 29, 2002 was entered into by and among Regal Cinemas Corporation, Regal Cinemas, Inc. and each of the Guarantors (as defined therein) (the “Original Guarantee and Collateral Agreement”);

WHEREAS, pursuant to the terms of the Original Credit Agreement, Grantor did grant to Trustee, for the benefit of Assignor that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (as the same has been amended from time to time, the “Deed of Trust”) upon the Mortgaged Property, as defined therein, which Deed of Trust (l) was recorded in the land records of that certain jurisdiction within which the Mortgaged Property is located, which recording information is set forth in Exhibit A attached hereto and made a part hereof and (2) encumbers, inter alia, the real property described in Exhibit A attached hereto and made a part hereof;

WHEREAS, the Original Credit Agreement was amended and restated (a) pursuant to that certain Amended and Restated Credit Agreement dated as of August 12, 2002 (the “First Amendment”); (b) again pursuant to that certain Second Amended and Restated Credit Agreement dated as of June 6, 2003 (the “Second Amendment”), (c) again pursuant to that certain Third Amended and Restated Credit Agreement dated as of August 27, 2003 (the “Third Amendment”), (d) again pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of May 10, 2004 (the “Fourth Amendment”), (e) again pursuant to that certain Fifth Amended and Restated Credit Agreement dated as of October 27, 2006 (as amended by the First Amendment, dated as of January 20, 2009) (the “Fifth Amendment”), (f) again pursuant to that certain Sixth Amended and Restated Credit Agreement dated as of May 19, 2010 (the “Sixth Amendment”), and (g) again pursuant to that certain Permitted Secured Refinancing Agreement dated as of February [    ], 2011 (the “February 2011 Supplement”);

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WHEREAS, the Original Guarantee and Collateral Agreement was amended pursuant to that certain (a) Confirmation and Amendment Agreement dated as of August 12, 2002 (the “First Guarantee Amendment”); (b) again pursuant to that certain Confirmation and Amendment to Guarantee and Collateral Agreement dated as of June 6, 2003 (the “Second Guarantee Amendment”), (c) again pursuant to that certain Confirmation and Amendment to Guarantee and Collateral Agreement dated as of August 27, 2003 (the “Third Guarantee Amendment”), (d) again pursuant to that certain Amended and Restated Guarantee and Collateral Agreement dated as of May 10, 2004 (the “Fourth Guarantee Amendment”), and (e) again pursuant to that certain Second Amended and Restated Guarantee and Collateral Agreement dated as of May 19, 2010 (the “Fifth Guarantee Amendment”);

WHEREAS, pursuant to the Assignment of Beneficiary’s Interest (the “Assignment”), dated as of [              ], 2004, Assignor did assign, convey, transfer and sell to Beneficiary, its successors and assigns all of Assignor’s right, title and interest in the Deed of Trust, without recourse; and

WHEREAS, Grantor and Trustee and Beneficiary hereby desire to amend the Deed of Trust in order to provide notice of record (a) of the existence of the February 2011 Supplement and (b) that the Deed of Trust now secures the Obligations under and as defined in the February 2011 Supplement, as it may be amended, modified, restated, consolidated, extended, renewed and replaced from time to time.

NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants herein set forth, the parties hereto agree to amend the Deed of Trust as follows:

1.             The foregoing recitals to this Amendment are hereby incorporated in and made a part of this Amendment to the same extent as if set forth in full herein.

2.             Wherever used in the Deed of Trust or hereafter in this Amendment, the term “Credit Agreement” means the February 2011 Supplement, as it may be amended, modified, restated, consolidated, extended, revised or replaced from time to time.

3.             The parties hereto acknowledge and agree that the amendments made by this Amendment are in no way intended, nor shall they be deemed to modify, alter or change the priority of the lien of the Deed of Trust.  The Deed of Trust, as hereby amended, is hereby ratified and confirmed in all respects.  From and after the date hereof, (a) the term Mortgage, as such term is used in the February 2011 Supplement, shall be deemed to include this Amendment, and (b) the term “Deed of Trust” as such term is used in the Deed of Trust shall mean the Deed of Trust as amended by this Amendment.

4.             The parties acknowledge that the Trustee is executing this Amendment for the sole purpose of consenting to the terms hereof.

3

5.             This Amendment may be executed in any number of multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

6.             This Amendment shall be governed by the laws of the state in which the Mortgaged Property is located.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written

GRANTOR:

Witnessed:	[ ]

By:	By:	(Seal)
Name:	Name:
Title:

TRUSTEE:

[ ]

By:	By:
Name:	Name:
Title:

BENEFICIARY:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	By:
Name:	Name:
Title:

By:	By:
Name:	Name:
Title:

5

STATE OF                                       §

COUNTY OF                                   §

This instrument was acknowledged before me on                                            , 2011, by                                   ,                                          of [                                                                              ], on behalf of said corporation.

Notary Public, State of

My commission expires:

6

STATE OF                                       §

COUNTY OF                                   §

This instrument was acknowledged before me on                                            , 2011, by                                   ,                                          of [                                                                              ], on behalf of said corporation.

Notary Public, State of

My commission expires:

7

STATE OF                                       §

COUNTY OF                                   §

This instrument was acknowledged before me on                                            , 2011, by                                   ,                                          of Credit Suisse AG, Cayman Islands Branch, on behalf of said corporation.

Notary Public, State of

My commission expires:

STATE OF                                       §

COUNTY OF                                   §

This instrument was acknowledged before me on                                            , 2011, by                                   ,                                          of Credit Suisse AG, Cayman Islands Branch, on behalf of said corporation.

Notary Public, State of

My commission expires:

8

EXHIBIT A

Legal Description

[                                                                                                                                              ]

Deed of Trust Recording Information

[                                                                                                                                              ]

9

EXHIBIT B

AGREEMENT EFFECTIVE DATE CERTIFICATE

February 23, 2011

THE UNDERSIGNED HEREBY CERTIFY, EACH IN HIS OR HER CAPACITY AS AN OFFICER OF REGAL CINEMAS CORPORATION, A DELAWARE CORPORATION (“BORROWER”) AND NOT INDIVIDUALLY, AS FOLLOWS:

1.  We are, respectively, the chief financial officer and the executive vice president of Borrower.

2.  We have reviewed the terms of Section 6 of the Permitted Secured Refinancing Agreement, dated as of February 23, 2011 (the “Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Parent, Holdings, the Borrower, the Guarantors and the Administrative Agent, and the definitions and provisions contained in such Credit Agreement relating thereto, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to herein.

3.  Based upon our review and examination described in paragraph 2 above, we hereby certify, on behalf of Borrower and not in our individual capacities, that as of the date hereof:

(i)            the representations and warranties of Borrower contained in each of the Loan Documents to which it is a party are true and correct in all material respects on and as of the Agreement Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date;

(ii)           Borrower has performed in all material respects all agreements and satisfied all conditions that the Agreement provides shall be performed or satisfied on or before the Agreement Effective Date; and

(iii)          no event has occurred and is continuing or would result from the consummation of the transactions contemplated by the Agreement on the date hereof that would constitute an Event of Default or a Default.

4.  Each Loan Party has requested Hogan Lovells US LLP to deliver to the Administrative Agent and Lenders a written opinion in form and substance satisfactory to Administrative Agent.

5.  For purposes of satisfying the notice obligation in respect of newly designated Unrestricted Subsidiaries set forth in Section 5.2(b)(ii) of the Credit Agreement, the following Subsidiaries of the Borrower have been designated by the board of directors of the Borrower as Unrestricted Subsidiaries: (a) Regal Distribution, LLC, a Delaware limited liability company; (b)Regal Distribution Holdings, LLC, a Delaware limited liability company; and (c) REGAMC, LLC, a Delaware limited liability company.

[Remainder of page intentionally left blank]

The foregoing certifications are made and delivered as of the date first written above.

REGAL CINEMAS CORPORATION

Name: Peter B. Brandow
Title: Executive Vice President

Name: David Ownby
Title: Chief Financial Officer

[Regal Cinemas Corporation — Permitted Secured Refinancing Agreement]